Exhibit 10.6



                              COLLATERAL ASSIGNMENT
                              ---------------------

     COLLATERAL ASSIGNMENT made as of this 30th day of June, 2006 by Gulf Coast Oil Corporation ("Assignor") to Laurus Master Fund, Ltd. ("Assignee").

     FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignee, now existing or hereafter arising under that certain Securities Purchase Agreement dated as of June 30, 2006, between Assignor and Assignee (the "SPA") and the Related Agreements (as defined in the
SPA) (each as amended, modified, restated or supplemented from time to time), Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all of its rights, but not its obligations, under that certain Asset Purchase Agreement dated as of June 30, 2006 by and among J&P Family Properties, Ltd. ("J&P"), Lara Energy, Inc. ("Lara") (J&P and Lara, collectively, "Sellers"), John E. Hearn, Jr. ("Hearn"), Jim Wheeler ("Wheeler") (Hearn and Wheeler, collectively, "Shareholders") and Assignor and all of the agreements and documents by which assets or rights of Sellers are transferred to Assignor (as each may be amended, modified, restated or supplemented from time to time, collectively, the "Agreements"), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to Assignor under the Agreements.

     Assignor hereby (i) specifically authorizes and directs Sellers and Shareholders upon notice to Sellers and Shareholders by Assignee to make all payments due to Assignor under or arising under the Agreements directly to Assignee and (ii) irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Sellers and/or Shareholders under and pursuant to the Agreements, (b) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (c) in Assignee's discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

     Sellers and Shareholders are hereby authorized to recognize Assignee's claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee. Upon payment by Sellers and/or Shareholders to Assignee of any amounts due to Assignor under or arising under the Agreements, the obligations of Sellers and/or Shareholders, as applicable, to Assignor with respect to such amounts shall be deemed paid in full.

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     Without  first obtaining the written consent of Assignee, Assignor, Sellers and  Shareholders  shall  not  amend  or  modify  the  Agreements.

     In the event Assignor declines to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of Assignor directly against Sellers and/or Shareholders.

     IN WITNESS WHEREOF, Assignor has duly executed this Collateral Assignment the day and year first above written.

                                               GULF COAST OIL CORPORATION



                                               By: /s/ Edward R. DeStefano
                                                  -----------------------------
                                                  Name:     Edward R. DeStefano
                                                  Title:    President & CEO

Sellers   and   Shareholders
hereby consent  and agree to
the   provisions   of   this
Collateral Assignment  as of
this 30th day of June, 2006.

LARA  ENERGY,  INC.


By: /s/ John E. Hearn Jr.
   ------------------------
   Name: John E. Hearn Jr.
   Title: President




J&P  FAMILY  PROPERTIES,  LTD.


By: /s/ Jim Wheeler
   ------------------------
   Name: Jim Wheeler
   Title: President


/s/ John E. Hearn Jr.
--------------------------------
JOHN E. HEARN, JR., INDIVIDUALLY


/s/ Jim Wheeler
--------------------------------
JIM WHEELER, INDIVIDUALLY

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